As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-148713

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERGY XXI (BERMUDA) LIMITED*

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0499286
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Canon’s Court, 22 Victoria Street, PO Box HM 1179
Hamilton HM EX, Bermuda
(441) 295-2244

(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Juliet Evans
Canon’s Court, 22 Victoria Street, PO Box HM 1179
Hamilton HM EX, Bermuda
(441) 295-2244

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

T. Mark Kelly
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222
(713) 615-5531 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

*	The following subsidiaries of Energy XXI (Bermuda) Limited are co-registrants and are organized in the indicated state and have the indicated I.R.S. Employer Identification Number.

Energy XXI Texas, LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0650308
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Energy XXI Gulf Coast, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4278595
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Energy XXI Texas GP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0650294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Energy XXI GOM, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2140027
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses that will be paid by Energy XXI (Bermuda) Limited in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$19,650
Fees and expenses of accountants	10,000
Fees and expenses of legal counsel	50,000
Printing and engraving expenses	25,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	20,000
Total	$124,650

Item 15. Indemnification of Directors and Officers.

Our bye-laws provide for indemnification of our officers and directors against all liabilities, loss, damage or expense incurred or suffered by any officer or director in his or her role as an officer or director of us to the maximum extent permitted by Bermuda law. However, the indemnification does not extend to any matter which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda.

The Companies Act provides that a Bermuda company may indemnify its officers and directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. A company is also permitted to indemnify any officer or director against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in favor of the director or officer, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court. However, the Companies Act also states that any provision, whether contained in our bye-laws or in a contract or arrangement between us and the officer or director, indemnifying an officer or director against any liability which would attach to him in respect of his or her fraud or dishonesty will be void.

Our directors and officers also are covered by directors’ and officers’ insurance policies maintained by us.

Our bye-laws provide that each shareholder agrees to waive any claim or right of action he or she may have, whether individually or by or in the right of us, against any of our officers or directors on account of any action taken by any officer or director, or the failure of any officer or director to take any action in the performance of his or her duties with or for us; provided, however, that this waiver does not apply to any claims or rights of action arising out of the fraud or dishonesty of an officer or a director, or to recover any gain, personal profit or advantage to which an officer or director is not legally entitled.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.3	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.4	Altered Memorandum of Association (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.5	Bye-Laws of Energy XXI (Bermuda) Limited (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed November 15, 2007)
4.1	Investor Rights Agreement dated October 13, 2005 (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
4.2	Registration Rights Agreement dated October 13, 2005 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
4.3****	Form of Common Stock Certificate
4.4****	Form of Senior Indenture
4.5****	Form of Subordinated Indenture
4.6*	Form of Senior Debt Securities
4.7*	Form of Subordinated Debt Securities
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant Certificate
4.10*	Form of Depositary Agreement
4.11*	Form of Depositary Receipt
5.1**	Opinion of Appleby
5.2**	Opinion of Vinson & Elkins L.L.P.
12.1****	Computation of Ratio of Earnings to Fixed Charges
23.1****	Consent of UHY LLP
23.2****	Consent of Netherland Sewell & Associates, Inc.
23.3****	Consent of Miller and Lents, Ltd.
23.4****	Consent of Ryder Scott Company, LP
23.5	Consent of Appleby (contained in Exhibit 5.1)
23.6	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature pages of this registration statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or under subsequent current report on form 8-K.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b03 thereunder.
****	Previously filed.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrants are relying on Rule 430B:
(A)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about each of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 11, 2008.

ENERGY XXI (BERMUDA) LIMITED

By:	/s/ John D. Schiller, Jr. John D. Schiller, Jr. Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 11, 2008.

Signature	Title
/s/ John D. Schiller, Jr. John D. Schiller, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steven A. Weyel Steven A. Weyel	President, Chief Operating Officer and Director
/s/ David West Griffin David West Griffin	Chief Financial Officer and Director (Principal Financial Officer)
/s/ Hugh A. Menown Hugh A. Menown	Vice President and Chief Accounting Officer (Principal Accounting Officer)
* William Colvin	Director
* Paul Davison	Director
* David M. Dunwoody	Director
* Hill A. Feinberg	Director
*By: /s/ David West Griffin David West Griffin (Attorney-in-Fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 11, 2008.

ENERGY XXI GULF COAST, INC.

By:	/s/ Rick Fox Rick Fox Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 11, 2008.

Signature	Title
/s/ John D. Schiller, Jr. John D. Schiller, Jr.	Director
/s/ Steven A. Weyel Steven A. Weyel	Director
/s/ David West Griffin David West Griffin	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 11, 2008.

ENERGY XXI TEXAS GP, LLC

By:	/s/ Rick Fox Rick Fox Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 11, 2008.

Signature	Title
/s/ John D. Schiller, Jr. John D. Schiller, Jr.	Manager
/s/ Steven A. Weyel Steven A. Weyel	Manager
/s/ David West Griffin David West Griffin	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 11, 2008.

ENERGY XXI GOM, LLC

By:	/s/ Rick Fox Rick Fox Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 11, 2008.

Signature	Title
/s/ John D. Schiller, Jr. John D. Schiller, Jr.	Manager
/s/ Steven A. Weyel Steven A. Weyel	Manager
/s/ David West Griffin David West Griffin	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 11, 2008.

ENERGY XXI TEXAS, LP

By: Energy XXI Texas GP, LLC,
its general partner

By:	/s/ Rick Fox Rick Fox Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.3	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.4	Altered Memorandum of Association (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
3.5	Bye-Laws of Energy XXI (Bermuda) Limited (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed November 15, 2007)
4.1	Investor Rights Agreement dated October 13, 2005 (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
4.2	Registration Rights Agreement dated October 13, 2005 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form 10 (Registration No. 000-52281) filed October 30, 2006)
4.3****	Form of Common Stock Certificate
4.4****	Form of Senior Indenture
4.5****	Form of Subordinated Indenture
4.6*	Form of Senior Debt Securities
4.7*	Form of Subordinated Debt Securities
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant Certificate
4.10*	Form of Depositary Agreement
4.11*	Form of Depositary Receipt
5.1**	Opinion of Appleby
5.2**	Opinion of Vinson & Elkins L.L.P.
12.1****	Computation of Ratio of Earnings to Fixed Charges
23.1****	Consent of UHY LLP
23.2****	Consent of Netherland Sewell & Associates, Inc.
23.3****	Consent of Miller and Lents, Ltd.
23.4****	Consent of Ryder Scott Company, LP
23.5	Consent of Appleby (contained in Exhibit 5.1)
23.6	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature pages of this registration statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or under subsequent current report on form 8-K.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b03 thereunder.
****	Previously filed.